Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors and Shareholders of FEI Company

Hillsboro, Oregon

We consent to the use in Registration Statement Nos. 333–44954, 333–92629, 333–92631, 333–57331, 333–32911, and 333–08863 of FEI Company on Form S–8 of our report dated January 28, 2002 (which report includes an explanatory paragraph referring to the implementation of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), appearing in this Annual Report on Form 10-K/A of FEI Company for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Portland, Oregon
November 25, 2002